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                                 CIMA LABS INC.

                NON-EMPLOYEE DIRECTORS' FEE OPTION GRANT PROGRAM

                          ADOPTED ON FEBRUARY 26, 1997

                            APPROVED BY STOCKHOLDERS
                                 ON MAY 14, 1997


1.   PURPOSE.

     (a) The purpose of the Non-Employee Directors' Fee Option Grant Program (the "Program") is to provide a means by which each member of the Board of Directors of CIMA LABS INC. (the "Company") who is not an employee of the Company (a "Non-Employee Director") will be given an opportunity to defer receipt of cash compensation attributable solely to service as a member of the Board of Directors of the Company (a "Director"), including, but not limited to, annual retainer fees and board and committee meeting fees (collectively, "Directors' Fees"), in the form of stock options to acquire common stock of the Company.

     (b) The Company, by means of the Program, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.   EFFECTIVE DATE.

     The Program shall become effective on March 12, 1997 (the "Effective
Date").

3.   ADMINISTRATION.

     (a) The Program shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 3(c).

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     (b)  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Program:

          (i) To construe and interpret the Program and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Program or in any option, in a manner and to the extent it shall deem necessary or expedient to make the Program effective.

          (ii) To amend the Program or an option as provided in Section 13.

          (iii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Program.

     (c) The Board may delegate administration of the Program to a committee composed of not fewer than two (2) members of the Board (the "Committee") who may be, in the discretion of the Board, "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any applicable successor thereto. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Program, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Program, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Program.

4.  SHARES SUBJECT TO THE PROGRAM.

     (a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Program shall not exceed

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in the aggregate Sixty Thousand (60,000) shares of the Company's common stock
("Common Stock"). If any option granted under the Program shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Program.

     (b) The stock subject to the Program may be unissued shares or reacquired shares, bought on the market or otherwise.

5.   ELIGIBILITY.

     Options may be granted only to Non-Employee Directors.

6.   PARTICIPATION.

     Each Non-Employee Director may elect to defer and apply all or any portion of the Directors' Fees otherwise payable in cash for his or her service on the Board to the acquisition of a special option grant under the Program, as follows:

     (a) ELECTIONS BY PERSONS SERVING AS NON-EMPLOYEE DIRECTORS ON THE EFFECTIVE DATE. Persons serving as Non-Employee Directors on the Effective Date may elect to defer Directors' Fees otherwise payable for services after the Effective Date and until and including the 1997 Annual Meeting of Stockholders of the Company ("1997 Annual Meeting"). Such election shall be submitted to the Company's Chief Financial Officer no later than the Effective Date. The deferral amount so elected (i) shall be irrevocable until such 1997 Annual Meeting, and (ii) shall remain in effect with respect to Directors' Fees otherwise payable after the 1997 Annual Meeting until the Non-Employee Director affirmatively submits a replacement election (including an election to cease all such deferrals), which replacement election may only affect prospectively Directors' Fees not yet earned as of the date of the replacement election. A replacement election (or an initial election, in the case of a Non-Employee Director who chooses

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not to submit a deferral election by the Effective Date) must be submitted at or prior to the 1997 Annual Meeting in order to be effective for Directors' Fees otherwise payable after the 1997 Annual Meeting. Beginning on the date of the 1997 Annual Meeting, deferral elections in effect must remain irrevocably in effect for Directors' Fees otherwise payable until and including the date of the next Annual Meeting.

     (b) ELECTIONS BY PERSONS NAMED TO SERVE AS NON-EMPLOYEE DIRECTORS ON OR AFTER THE EFFECTIVE DATE. Persons named to serve as Non-Employee Directors on or after the Effective Date may elect to defer Directors' Fees otherwise payable for services on or after becoming a Non-Employee Director by submitting an election to the Company's Chief Financial Officer within thirty
(30) days of becoming a Non-Employee Director. Such election shall apply only as to amounts which the Non-Employee Director was not yet entitled to receive at the time of submission of the election. The deferral amount so elected (i) shall be irrevocable until and including the Annual Meeting first following submission, and (ii) shall remain in effect with respect to Directors' Fees otherwise payable after that first following Annual Meeting until the Non-Employee Director affirmatively submits a replacement election (including an election to cease all such deferrals); which replacement election may only affect prospectively Directors' Fees not yet earned as of the date of the replacement election. A replacement election (or an initial election, in the case of a Non-Employee Director who chooses not to submit a deferral election within thirty (30) days of first becoming a Non-Employee Director) must be submitted at or prior to the date of an Annual Meeting in order to be effective for Directors' Fees otherwise payable after such Annual Meeting. Deferral elections in effect as of any Annual Meeting must remain in effect for Directors' Fees otherwise payable until and including the date of the next Annual Meeting.

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7.   NON-DISCRETIONARY GRANTS.

     (a) Each Non-Employee Director who timely files a deferral election as to Directors' Fees otherwise payable for services between the Effective Date and the 1997 Annual Meeting (as described in Section 6(a) hereof) shall automatically be granted an option to purchase common stock of the Company on the date of the 1997 Annual Meeting, on the terms and conditions set forth herein.

     (b) Each Non-Employee Director who timely files a deferral election within thirty (30) days of first becoming a Non-Employee Director as to Directors' Fees payable until and including the first Annual Meeting during such Non-Employee Director's service on the Board (as described in Section 6(b) hereof) shall automatically be granted an option to purchase common stock of the Company on the date on which the Non-Employee Director files the deferral election, on the terms and conditions set forth herein.

     (c) Each Non-Employee Director who has a deferral election in effect (or is deemed to have such an election in continuing effect, in accordance with Section 6) as of any Annual Meeting of the Stockholders of the Company occurring after the Effective Date shall automatically be granted an option to purchase common stock of the Company on the date of such Annual Meeting, on the terms and conditions set forth herein.

8.   OPTION PROVISIONS.

     Each option shall be a nonstatutory stock option (not intended to meet the requirements of Section 422 of the Internal Revenue Code (the "Code")), subject to the following terms and conditions:

     (a) TERM. The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") ten (10) years from

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the date of grant.  If the Non-Employee Director's service as a Director terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date three (3) years following the date of termination of such service. Except as provided in Section 8(b) hereof, an option may be exercised following termination of service as a Director only as to that number of shares as to which it was exercisable as of the date of termination of such service under the provisions of Section 8(e).

     Each option held by a Director under the Program at the time of his or her cessation of service as a Director shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

     (b) DEATH OR PERMANENT DISABILITY. Should the Non-Employee Director's service as a Director cease by reason of death or permanent disability, then each option held by that Non-Employee Director under the Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully vested shares. For purposes of this plan, "permanent disability" shall mean an inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

     Should the Non-Employee Director die while holding one or more options under the Program, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Non-Employee Director's cessation of service as a Director (less any shares subsequently purchased by the Non-Employee Director prior to death),


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by the personal representative of the Non-Employee Director's estate or by the person or persons to whom the option is transferred pursuant to the Non-Employee Director's will or in accordance with the laws of descent and distribution. Such right of exercise under this Section 8(b) shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term described in Section 8(a), or (ii) the three
(3)-year period measured from the date of the Non-Employee Director's cessation of service as a Director.

     (c)  EXERCISE PRICE.

          (i) The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the fair market value (as defined in Section 11(e) hereof) of a share of Common Stock on the last day of the month prior to the option grant date.

          (ii) The exercise price must be paid in full upon exercise of the option using one of the following alternatives:

               (1)  in cash (including by check); or

               (2) by delivery of shares of Common Stock already owned by the Non-Employee Director, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which Common Stock shall be valued at its fair market value (as defined in Section 11(e) hereof) on the date of exercise; or

               (3)  by a combination of the methods of payment specified in
Section 8(c)(ii)(1) or 8(c)(ii)(2) hereof.

     Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the

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Company's common stock or pursuant to the terms of irrevocable instructions issued by the Non-Employee Director prior to the issuance of shares of the Company's common stock.

     (d) NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

          X = A / (B x 66-2/3%), where

          X is the number of option shares,

          A is the maximum amount of the Director's Fees subject to the Non-Employee Director's deferral election and applied to the grant of such option under the Program, and

          B is the fair market value per share of Common Stock on the last day of the month prior to the option grant date.

     (e)  VESTING.  Each option shall vest (become exercisable) as follows:

          (i) Options granted pursuant to Section 7(a) shall be fully vested and exercisable on the date of grant.

          (ii) Options granted pursuant to Sections 7(b) and 7(c) shall become exercisable in installments on each date that Directors' Fees would have been payable in cash had no deferral election been in effect under the Program with respect to the number of shares equal to (1) the aggregate shares subject to the option multiplied by (2) the fraction obtained where the numerator is the cash Directors' Fees that the Non-Employee Director otherwise would have received on such date and the denominator is the aggregate Directors' Fees that the Non-Employee Director would have received in cash absent a deferral election under this Program

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following the date of the option's grant through and including that Board meeting held at the time of the next Annual Meeting of Stockholders of the Company.

     (f) The Company may require any Non-Employee Director, or any person to whom an option is transferred under Section 8(b) or 8(h), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Common Stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the Common Stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if
(i) the issuance of shares of Common Stock upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require any optionee to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities laws as a condition of granting an option to the optionee or permitting the optionee to exercise the option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Program as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

     (g) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares of Common Stock issuable upon exercise of such option are then

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registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

     (h)  Options granted under the Program shall not be transferable, except
(i) by will or by the laws of descent and distribution, (ii) by written designation which takes effect upon the Non-Employee Director's death, (iii) by written instruction, in a form accepted by the Company, to the Non-Employee Director's spouse, children, stepchildren, or grandchildren (whether adopted or natural), to a trust created solely for the benefit of the Non-Employee Director and the foregoing persons, or (iv) to the Non-Employee Director's former spouse (if transfer is pursuant to a judicial decree dissolving the Non-Employee Director's marriage). During a Non-Employee Director's life the Non-Employee Director's option is exercisable only by the Non-Employee Director or a transferee satisfying the above conditions. The right of a transferee to exercise the transferred portion of an option after the Non-Employee Director's termination of service as a Director shall terminate in accordance with the Non-Employee Director's right of exercise under Sections 8(a) or 8(b) hereof (after the Non-Employee Director's death, treating the transferee as a person who acquired the right to exercise the Non-Employee Director's option by bequest or inheritance). The terms of the Non-Employee Director's option shall be binding upon the transferees, executors, administrators, heirs, successors, and assigns of the Non-Employee Director.


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9.   COVENANTS OF THE COMPANY.

     (a) During the terms of the options granted under the Program, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such options.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Program such authority as may be required to issue and sell shares of Common Stock upon exercise of the options granted under the Program; PROVIDED, HOWEVER, that this undertaking shall not require the Company to register under the Securities Act either the Program, any option granted under the Program, or any Common Stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Program, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such options.

10.  USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of Common Stock pursuant to the exercise of options granted under the Program shall constitute general funds of the Company.

11.  MISCELLANEOUS.

     (a) Neither a Non-Employee Director nor any person to whom an option is transferred under Section 8(b) or 8(h) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

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     (b)  Nothing in the Program or in any instrument executed pursuant thereto shall confer upon any Director any right to continue in the service of the Company in any capacity or shall affect any right of the Company, its Board or stockholders to remove any Director pursuant to the Company's By-Laws and the provisions of the Delaware General Corporation Law (or the applicable laws of the Company's state of incorporation if the Company's state of incorporation should change in the future).

     (c) No Director, individually or as a member of a group, and no beneficiary, transferee or other person claiming under or through him or her, shall have any right, title or interest in or to any option reserved for the purposes of the Program except as to such shares of Common Stock, if any, as shall have been reserved for such person pursuant to an option granted (or transferred) to such person.

     (d) In connection with each option made pursuant to the Program, it shall be a condition precedent to the Company's obligation to issue or transfer shares to any person, or to evidence the removal of any restrictions on transfer, that such person make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

     (e) As used in this Program, "fair market value" means, as of any date, the value of the Common Stock of the Company determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the fair market value of a share of Common Stock shall be the closing sales price for such Common Stock (or the closing bid,

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if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Company's Common Stock in the event that the Company's Common Stock is traded on more than one such exchange or market) on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable; or

          (ii) In the absence of such markets for the Common Stock, the fair market value shall be determined in good faith by the Board.

12.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Program, or subject to any option granted under the Program (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Program and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Program and the class(es) and number of shares and price per share of stock subject to outstanding options. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     (b) In the event of: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation

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but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then to the extent not prohibited by applicable law, the time during which options outstanding under the Program vest and may be exercised shall be accelerated prior to the occurrence of such event and the options terminated if not exercised after such acceleration and at or prior to the occurrence of such event.

13.  AMENDMENT OF THE PROGRAM.

     (a) The Board at any time, and from time to time, may amend the Program and/or some or all of the outstanding options granted under the Program. Except as provided in Section 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

            (i) Increase the number of shares which may be issued under the Program;

           (ii) Modify the requirements as to eligibility for participation in the Program (to the extent such modification requires stockholder approval in order for the Program to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act); or

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          (iii)     Modify the Program in any other way if such modification
requires stockholder approval in order for the Program to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

     (b) Rights and obligations under any option granted before any amendment of the Program shall not be impaired by such amendment unless (i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

14.  TERMINATION OR SUSPENSION OF THE PROGRAM.

     (a) The Board may suspend or terminate the Program at any time. Unless sooner terminated, the Program upon the issuance of all of the shares of Common Stock reserved for issuance hereunder. No options may be granted under the Program while the Program is suspended or after it is terminated.

     (b) Rights and obligations under any option granted while the Program is in effect shall not be impaired by suspension or termination of the Program, except with the consent of the person to whom the option was granted.

     (c) The Program shall terminate upon the occurrence of any of the events described in Section 12(b) above.

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15.  EFFECTIVE DATE OF PROGRAM; CONDITIONS OF EXERCISE.

     (a) The Program shall become effective on the date specified in Section 2, subject to the condition subsequent that the Program is approved by the stockholders of the Company. In the event that the stockholders of the Company do not approve the Program at the 1997 Annual Meeting, then any Non-Employee Director's election to defer Directors' Fees hereunder shall be void, and such deferred Directors' Fees shall be paid in cash to such Non-Employee Director as soon as reasonably practicable following the 1997 Annual Meeting.

     (b) No option granted under the Program shall be exercised or exercisable unless and until the conditions of Section 9(b) or Section 15(a) hereof has been met.


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